Exhibit 99.1

News Release
Investor Contact:
Taylor Hudson
+1 603.430.5397
thudson@spragueenergy.com

Sprague Resources LP Announces Agreement to Acquire Capital Terminal in East Providence, Rhode Island

Acquisition and new growth capital investments will expand gasoline handling and marketing capabilities and further diversify cash flows

Portsmouth, NH (January 25, 2017) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that its operating subsidiary, Sprague Operating Resources LLC, has signed a definitive agreement to purchase the East Providence, Rhode Island refined product terminal asset of Capital Terminal Company (“Capital”) for $23 million in cash at closing. The terminal’s combined distillate storage capacity of just over 1 million barrels has been leased exclusively by Sprague since April 2014 and was previously included in the company’s total storage capacity of 14.2 million barrels.

In conjunction with the purchase agreement, Sprague also announced today that it will invest $8 million to convert half of the terminal’s storage capacity to gasoline and ethanol service in order to create a new revenue stream at the facility in addition to Sprague’s existing proprietary distillate marketing business. The expansion investment will be supported by a new long term gasoline storage and handling agreement with a large multi-national supplier operating an extensive proprietary branded distribution business. The fee-for-service gasoline contract is expected to begin in the third quarter of 2017, contains ratable take or pay revenue guarantees and does not require Sprague to take title to any of the gasoline inventory held by its customer.

In addition to the purchase and investment in Sprague’s new East Providence terminal, the company announced a $3 million expansion capital investment to optimize distillate storage and expand the materials handling business at its existing Providence facility. Cash flows from the gasoline services agreement and increased materials handling in Providence are expected to begin following the conversion project’s completion in the third quarter of 2017. The transaction is expected to be accretive to distributable cash flow and ramp-up to approximately $6 million of adjusted EBITDA annually as minimum handling volumes increase over the first five years. Sprague intends to fund the transaction with borrowings from its senior secured credit facility; closing is expected to occur within thirty days.

“I am excited to announce the latest example of our acquisition strategy in action,” said David Glendon, President and Chief Executive Officer. “The Capital terminal has given a boost to Sprague’s distillate marketing activities in Providence over the past two years, and we are thrilled to convert our status from tenant to owner of this high quality terminal and welcome the site employees to the Sprague team. We are looking forward to investing in the terminal and diversifying the product mix to include more ratable gasoline handling services, eventually making East Providence the highest volume gasoline facility in our system. Our ability to finance the upgrade at a low effective multiple by simultaneously signing a long term take-or-pay contract demonstrates our team’s ability to think creatively and uncover additional value inherent in our asset base.”

Sprague has updated its investor relations website with slides containing additional information regarding the pending acquisition. The presentation can be accessed from Sprague’s website at http://www.spragueenergy.com/investor-relations.

About Sprague Resources LP
Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials. More information concerning Sprague can be found at www.spragueenergy.com.

Forward-Looking Statements
This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; changes in supply or demand for our products; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2016, and in our subsequent Form 10-Q filings, as well as Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Non-GAAP Financial Measures
To supplement the financial information presented in accordance with United States generally accepted accounting principles (“GAAP”), Sprague’s management uses certain non-GAAP financial measurements to evaluate its results of operations which include EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash flow. Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations.

As EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash flow are measures not prepared in accordance with GAAP they should not be considered as alternatives to net income (loss), or operating income or any other measure of financial performance presented in accordance with GAAP. Additionally, Sprague's calculations of non-GAAP measures may not be comparable to similarly titled measures of other businesses because they may be defined differently by other companies.

You can find disclosures on our use of these non-GAAP measures, as well as reconciliations between GAAP and these non-GAAP measures, in Sprague's "Non-GAAP Measures

Quarterly Supplement" located in the Investor Relations section of Sprague’s website, www.spragueenergy.com.

EBITDA
Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization. EBITDA is used as a supplemental financial measure by external users of Sprague’s financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders;

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•	The viability of acquisitions and capital expenditure projects.

Distributable Cash Flow

Sprague defines distributable cash flow as adjusted EBITDA less cash interest expense, cash taxes, and maintenance capital expenditures. Distributable cash flow calculations also reflect the elimination of compensation expense expected to be settled with the issuance of Partnership units, expenses related to business combinations and other adjustments. Distributable cash flow is a significant performance measure used by Sprague and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare the cash generating performance of the Partnership in relation to the cash distributions expected to be paid to its unitholders. Distributable cash flow is also an important financial measure for Sprague’s unitholders since it serves as an indicator of its success in providing a cash return on investment. Additionally, distributable cash flow is utilized as a performance measure in certain of its compensation plans. Distributable cash flow indicates to investors whether or not Sprague can generate performance that can sustain or support an increase in quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Expansion Capital Expenditures

Expansion capital expenditures are capital expenditures made to increase the long-term operating capacity of our assets or our operating income whether through construction or acquisition of additional assets. Examples of expansion capital expenditures include the acquisition of equipment and the development or acquisition of additional storage capacity, to the extent such capital expenditures are expected to expand our operating capacity or our operating income.

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